UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2005
DIRT MOTOR SPORTS RACING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18045	84-0953839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 360-5047
Boundless Motor Sports Racing, Inc.
(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
Securities Exchange Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     Effective July 26, 2005, the Company entered into and consummated a securities exchange agreement with Mr. Paul A. Kruger, the Company’s Chairman and Chief Executive Officer, pursuant to which Mr. Kruger surrendered 1,500,000 shares of the Company’s common stock, which were subsequently cancelled, in exchange for a five year warrant to purchase 750,000 shares of our common stock at an exercise price of $5.00 per share.
     The securities issued in connection with the above transaction was issued in private transactions, in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, because each offering was a non-public offering to accredited investors.
Item 3.02 Unregistered Sales of Equity Securities.
     Please see the Company’s response to Item 1.01.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following is a list of exhibits filed as part of this Current Report on Form 8-K:
10.1	Securities Exchange Agreement dated July 26, 2005, by and between Mr. Paul A. Kruger and Dirt Motor Sports Racing, Inc.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: July 26, 2005	DIRT MOTOR SPORTS, INC.

By: /s/ Joseph Dickey
Name: Joseph Dickey
Title: Chief Administrative Officer

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